News Release FIS Board Appoints Stephanie Ferris as President and Chief Executive Officer; Gary Norcross Appointed as Executive Chairman Key Facts: • Stephanie Ferris, current FIS President and 28-year fintech veteran, is appointed to the role of President and CEO effective January 1, 2023. • Gary Norcross to become Executive Chairman of the Board. JACKSONVILLE, Fla., October 18, 2022 – – FIS® (NYSE:FIS), a global leader in financial services technology, announced today the appointment of Stephanie L. Ferris as President and Chief Executive Officer (CEO). In addition to her current role as President, Ferris will take over as CEO from Gary A. Norcross who has served as the company’s CEO for the last eight years and Chairman since 2018. Ferris will assume the President and CEO role on January 1, 2023, when Norcross takes on the role of Executive Chairman of the Board. Ferris was also appointed to the FIS Board of Directors. In her role as FIS President, Ferris has been responsible for steering and executing the company’s global business strategy, including M&A, and its global business operations serving financial institutions, merchants and corporates of all sizes and geographies. A 28-year industry veteran with expertise in payments, technology platform businesses and driving digital transformation, Ferris led the integration of Worldpay into FIS, surpassing both revenue and cost synergy commitments. She has been integral to FIS’ global growth which currently supports more than 14,000 clients in over 100 countries. “Continually growing and developing FIS leadership talent, including succession planning, has remained a key focus of my agenda with our Board,” stated FIS Chairman and CEO Gary Norcross. “Since joining FIS, Stephanie has continually demonstrated tremendous leadership and bold actions in achievement of our goals. The Board and I are extremely confident in her ability to lead FIS in its next chapter of growth and transformation.” FIS also announced that Norcross, current CEO and Chairman of the Board of Directors, will assume a new full-time role as Executive Chairman of the Board. Under Norcross’ leadership, FIS has delivered consistent and profitable financial performance growing from a $6 billion business to the $14 billion global business it is today. During his tenure as CEO, FIS became the first in the industry to leverage cloud technologies at scale, launch an enterprise-wide modernization initiative leveraging component-based API architectures and is driving the future of real-time and digital experiences. The company has also continually received prestigious recognition, including being named for consecutive years to the Fortune World’s Most Admired Companies and Fast Company’s 100 Best Companies for Innovators and ranked consistently among the industry’s leading financial technology providers, including the No. 1 position in the annual IDC Financial Insights FinTech Rankings for 9 of the last 12 years. “I am honored to have led such a talented and dedicated team of colleagues and work with such an impressive and high-quality group of clients. Over the years, we’ve grown into the largest financial technology provider in the world by successfully helping our clients anticipate, navigate and harness wave after wave of technological change to take advantage of growth opportunities in their markets, advancing the way the world pays, banks and invests. I couldn’t be more pleased with Stephanie moving into this position,” said Norcross. “Under her leadership, I am confident that FIS will remain focused on delivering meaningful experiences to our colleagues, clients and communities and strong value to our shareholders.” Commenting on her appointment, Ferris stated, “I am incredibly honored to assume the CEO role from Gary and sincerely appreciate his partnership and mentorship. Few companies can match FIS’ rich, stellar history, industry-best breadth and scale, and focus on innovation. We are uniquely positioned to chart the course for fintech innovation, and thanks to the confidence placed in me by Gary and FIS’ Board of Directors, I’m incredibly excited to lead the company into its future.” FIS Lead Independent Director, Jeffrey Goldstein, commented, “Under Gary’s leadership and in partnership with the FIS Board, we have worked closely together for several years to develop and implement a thoughtful and strong CEO transition plan. Gary has been a tremendous leader for FIS, steering the company to many industry milestones and a position of strong market leadership. FIS is well positioned to continue leading the trajectory of fintech innovation under Stephanie’s leadership, and the Board is looking forward to a continued strong partnership with Gary and Stephanie in their new roles.” Preview of Anticipated Q3 Results Previewing its third quarter results, FIS expects revenues and adjusted earnings per share to be within its Q3 guidance range with revenue at the mid-point of the range and adjusted earnings per share to be at the low-end of the range. Management will provide more details on its Q3 and Q4 expectations, as well as more details about its forward-looking strategy in its upcoming Q3 earnings call. About FIS FIS is a leading provider of technology solutions for financial institutions and businesses of all sizes and across any industry globally. We enable the movement of commerce by unlocking the financial technology that powers the world’s economy. Our employees are dedicated to advancing the way the world pays, banks and invests through our trusted innovation, system performance and flexible architecture. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal). ### For more information Kim Snider, +1 904.438.6278 George Mihalos, +1 904.438.6119 Senior Vice President Senior Vice President FIS Global Marketing and Communications FIS Investor Relations kim.snider@fisglobal.com georgios.mihalos@fisglobal.com